Exhibit 3.297

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     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “POITRAS PRACTICE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 1999, AT 4:40 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “POITRAS PRACTICE, LLC”.

2969139 8100H
110292783

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8620200
DATE: 03-14-11

You may verify this certificate online
at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/19/1998
981447611 — 2969139
CERTIFICATE OF FORMATION
OF
POITRAS PRACTICE, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Poitras Practice, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 19, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:40 PM 04/21/1999
991158030 — 2969139
CERTIFICATE OF MERGER
OF

CENTRAL UTAH MERGER CORP.
INTO
POITRAS PRACTICE, LLC
Pursuant to Section 18-209
of the Delaware Limited Liability Company Act
and Section 264 of the Delaware General Corporation Law
          The undersigned limited liability company and corporation DO HEREBY CERTIFY:
          FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Poitras Practice, LLC (the “LLC”)	Delaware

Central Utah Merger Corp. (the “Company”)	Delaware
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.
          THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Poitras Practice, LLC.
          FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on April 21, 1999.
*****

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          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 20th day of April, 1999.

POITRAS PRACTICE, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Manager

CENTRAL UTAH MERGER CORP.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040652 — 2969139
CERTIFICATE OF AMENDMENT

OF

Poitras Practice, LLC
     1. The name of the limited liability company is Poitras Practice, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Poitras Practice, LLC this 15 day of January, 2002.

Poitras Practice, LLC

/s/ William F. Carpenter III William F. Carpenter III,
Manager

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